Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-11717 on Form S-3 of our report dated March 16, 2006, relating to the consolidated financial statements of Middlesex Water Company, appearing in this Annual Report on Form 10-K of Middlesex Water Company for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 13, 2007